                                                                   EXHIBIT 10.11

                        NOTES DOMINION ACCOUNT AGREEMENT

      THIS DOMINION ACCOUNT AGREEMENT, (the "Agreement"), dated as of June 22, 2006 (the "Effective Date"), between the POKAGON GAMING AUTHORITY (the "Authority"), GREAT LAKES GAMING OF MICHIGAN, LLC, a Minnesota limited liability company ("Manager"), U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the "Collateral Agent") for the First Lien Secured Parties (defined below) and trustee for the Senior Notes (defined below) under the Indenture (defined below), and FIFTH THIRD BANK, in its capacity as a "bank" as defined in Section 9-102 of the UCC (in such capacity, the "Bank").

                                   WITNESSETH:

      WHEREAS, the Authority is a wholly-owned unincorporated instrumentality of the Pokagon Band of Potawatomi Indians ("Tribe"), a federally recognized Indian tribe; and

      WHEREAS, the Tribe has the inherent power to conduct and regulate gaming on its lands, subject only to the restrictions imposed by the Indian Gaming Regulatory Act of 1988, Public Law 100-497 ("IGRA"); and

      WHEREAS, in accordance with IGRA, the Tribe has entered into a Tribal-State Compact for the Conduct of Class III Gaming within the State of Michigan; and

      WHEREAS, the Tribe, acting through the Authority, proposes to develop, construct and operate, a full service gaming, hotel and entertainment resort and certain related amenities located in New Buffalo Township, Michigan (the "Facility") on lands the U.S. Department of the Interior has taken into trust; and

      WHEREAS, the Tribe and Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc. ("Lakes") entered into a Development Agreement dated as of July 8, 1999, the rights and obligations of Lakes under which were thereafter assumed by the Manager pursuant to an Assignment and Assumption Agreement dated October 16, 2000 (as amended, the "Manager Assumption") among the Tribe, Lakes and the Manager (such Development Agreement, as amended and restated on October 16, 2000, December 22, 2004 and January 25, 2006, as amended as of June 22, 2006, as further amended from time to time, and as subject to the Assignment and Assumption Agreement referred to below, the "Development Agreement"), pursuant to which the Manager has made and agreed to, among other things, make certain loans to the Tribe in connection with the development, construction and equipping of the Facility and certain related amenities; and

      WHEREAS, the Tribe and Lakes entered into a Management Agreement dated as of July 8, 1999, the rights and obligations of Lakes under which were thereafter assumed by the Manager pursuant to the Manager Assumption (such Management Agreement, as amended and restated on October 16, 2000, December 22, 2004 and January 25, 2006, as amended on June 1, 2006, as further amended from time to time, and as subject to the Assignment and Assumption Agreement referred to below, the "Management Agreement"), pursuant to which the Tribe and the Manager have agreed that the Manager shall manage the Facility and certain related amenities as more specifically set forth therein; and

      WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of May 25, 2006 (the "Assignment and Assumption Agreement"), the Tribe assigned, and the Authority assumed, the rights and obligations of the Tribe under the Management Agreement, the Development Agreement, and the other Transaction Documents (as defined in the Development Agreement); and

      WHEREAS, concurrently herewith, the Authority is issuing $305,000,000 aggregate principal amount of its 10 3/8% Senior Notes due 2014 (together with all other notes issued under the Indenture (as defined below), including all notes issued in exchange or replacement thereof, the "Senior Notes"), pursuant to that certain Indenture dated as of June 22, 2006, between the Authority, the Trustee (as defined below) and the Guarantors (as in effect on the date hereof, the "Indenture"), to finance costs to be incurred in connection with the acquisition, financing, design, development, construction, equipping and opening of the Facility; and

      WHEREAS, concurrently herewith, the trustee under the Indenture (the "Trustee"), the Collateral Agent and the Manager entered into the Intercreditor and Subordination Agreement to (a) appoint the Collateral Agent as the agent for the Trustee for purposes of entering into the security documents and to receive, maintain, administer, enforce and distribute certain collateral shared by the Trustee and the Manager as provided in the Intercreditor and Subordination Agreement, (b) set forth certain provisions relating to the respective rights in such collateral, the exercise of remedies upon the occurrence of an event of default, the application of proceeds of enforcement and certain other matters and (c) set forth certain provisions relating to the subordination of the Manager Obligations to the First Lien Secured Obligations, and certain other matters with respect thereto; and

      WHEREAS, the Authority, the Manager and the Collateral Agent desire to enter into this Agreement in order to (a) provide for the receipt, deposit and disbursement of Gross Revenues, (b) grant the Collateral Agent, for the benefit of the First Lien Secured Parties, a first priority security interest in such Gross Revenues and certain related collateral and proceeds thereof, (c) grant the Manager a second priority security interest in such Gross Revenues that constitute Enterprise Revenues and certain related collateral and proceeds thereof (subject to subordination as provided herein and subordination of the Manager Obligations to the First Lien Secured Obligations pursuant to the Intercreditor and Subordination Agreement), and (d) implement the terms of the Intercreditor and Subordination Agreement, each for the purposes and in accordance with the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.1 Unless the context otherwise requires, capitalized terms which are not defined herein shall have the meaning ascribed to them in the Development Agreement or the Management Agreement as in effect on the date hereof, as applicable.

      Section 1.2 Defined Terms. The following terms when used herein shall have the following meanings:

      "Agreement" shall have the meaning set forth in the preamble.

      "Assignment and Assumption Agreement" shall have the meaning set forth in the recitals.

      "Authority" shall have the meaning set forth in the preamble.

      "Bank" shall have the meaning set forth in the preamble.

      "Business Day" means a day other than (i) a Saturday or Sunday and (ii) any day on which banks located in the State of Michigan are required or authorized by law to remain closed.

      "Cash Collateral and Disbursement Agreement" shall mean the Cash Collateral and Disbursement Agreement, dated as of June 22, 2006, between the Authority, the Trustee, U.S. Bank National Association, as disbursement agent, and the other parties thereto.

      "Cash Equivalents" shall have the meaning assigned to such term in the Indenture.

      "Collateral" means the Gross Revenues and the Dominion Account and the cash and/or cash equivalents and other investment property deposited or credited thereto from time to time, each whether now or hereafter owned, existing, arising or acquired, including but not limited to the Enterprise Collateral, and including any proceeds of the foregoing.

      "Collateral Agent" shall have the meaning set forth in the preamble.

      "Collateral Agent Deposit Account" shall have the meaning set forth in
Section 3.4(a).

      "Collateral Agent Notice of Exclusive Control" shall have the meaning set forth in Section 2.1(a).

      "Development Agreement" shall have the meaning set forth in the recitals.

      "Discharge" shall have the meaning assigned to such term in the Intercreditor and Subordination Agreement.

      "Dominion Account" means, collectively, that certain Account No. 716128715 owned and maintained by the Authority with the Bank formed by and subject to the terms of this Agreement, together with (i) any sub-accounts with the Bank related thereto, (ii) any replacement accounts with the Bank related thereto and
(iii) any other account with the Bank in which investments made pursuant to this Agreement or other documentation acceptable to the

Collateral Agent and the Manager are held; it being understood and agreed that the Bank will designate any account referred to in clauses (i) through (iii) as constituting part of the Dominion Account subject to the terms and provisions of this Agreement.

      "Effective Date" shall have the meaning set forth in the preamble.

      "Enterprise" shall have the meaning assigned to such term in the Management Agreement and which shall include, without limitation, the Facility.

      "Enterprise Collateral" means the Enterprise Revenues and the Dominion Account and the cash and/or cash equivalents and other investment property deposited or credited thereto with respect to the Enterprise Revenues from time to time, each whether now or hereafter owned, existing, arising or acquired, and including any proceeds of the foregoing.

      "Enterprise Revenues" shall mean the Gross Revenues of the Enterprise.

      "Facility" shall have the meaning set forth in the recitals.

      "FF&E Security Agreement" shall mean the Security Agreement, dated as of June 22, 2006, between the Authority and Wells Fargo Bank Northwest, National Association, as in effect on the date hereof.

      "Financing Statements" shall have the meaning set forth in Section 2.1(b).

      "First Lien Secured Obligations" shall have the meaning assigned to such term in the Intercreditor and Subordination Agreement.

      "First Lien Secured Obligations Event of Default" shall have the meaning set forth in Section 5.1(b).

      "First Lien Secured Obligations Event of Default Period" shall mean the period commencing as soon as practicable upon physical receipt by the Bank of a Collateral Agent Notice of Exclusive Control, but in no event later than the second business day following such receipt, and ending on the date that the Bank receives written instruction from the Collateral Agent that the First Lien Secured Obligations Event of Default set forth in such the Collateral Agent Notice of Exclusive Control has been cured or otherwise waived by the Collateral Agent.

      "First Lien Secured Parties" shall have the meaning assigned to such term in the Intercreditor and Subordination Agreement.

      "Gross Revenues" means all revenues of any nature of the Authority and the Guarantors (as such term is defined in the Indenture) on a consolidated basis, including, without limitation, the net win from gaming activities which is the difference between gaming wins and losses before deducting costs and expenses, food and beverage sales and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees and concessionaires provided that such lessees, sublessees, licensees and concessionaires are not Affiliates or Insiders of the Manager or Lakes), and revenue recorded from Promotional Allowances, but excluding any Permitted Taxes, Net Proceeds and Net Loss Proceeds (as the foregoing terms are defined in the Indenture). It is understood and agreed that all net proceeds of asset sales and insurance and condemnation events (comprising Net Proceeds and Net Loss Proceeds) shall be deposited into an account pledged to the Collateral Agent for the benefit of the First Lien Secured Parties.

      "Guarantors" shall mean Pokagon Properties, LLC, a Michigan limited liability company, and Filbert Land Development, LLC, an Indiana limited liability company.

      "IGRA" shall have the meaning set forth in the recitals.

      "Indenture" shall have the meaning set forth in the recitals.

      "Intercreditor and Subordination Agreement" means the Intercreditor and Subordination Agreement between the Collateral Agent, the Trustee and the Manager dated as of June 22, 2006.

      "Lakes" shall have the meaning set forth in the recitals.

      "Management Agreement" shall have the meaning set forth in the recitals.

      "Manager" shall have the meaning set forth in the preamble.

      "Manager Assumption" shall have the meaning set forth in the recitals.

      "Manager Event of Default" shall have the meaning set forth in Section 5.1(a).

      "Manager Notice of Exclusive Control" shall have the meaning set forth in
Section 3.3(a).

      "Manager Obligations" shall mean all amounts owing by the Authority or the Tribe to the Manager with respect to the Lakes Development Note, the Lakes Facility Note, the Non-Gaming Land Acquisition Line of Credit, the Transition Loan Note, the Minimum Payments Note, the Lakes Working Capital Advance Note and any other Transaction Documents (as each of such terms are defined in the Development Agreement) and the Management Fee (as such term is defined in the Management Agreement), together with any other Lakes Secured Obligations (as defined in the Intercreditor and Subordination Agreement) and any costs, expenses or other amounts hereafter owing by the Tribe or the Authority to the Bank or the Manager pursuant to the terms of this Agreement, each of the foregoing, whether now existing or hereafter incurred or arising.

      "Operating Expenses" shall have the meaning assigned to such term in the Indenture.

      "Permitted Accounts" shall mean those security and deposit accounts of the Authority permitted by the terms of the Indenture, the Cash Collateral and Disbursement Agreement, the Security Agreement, and the "FF&E Proceeds Account" established pursuant to the FF&E Security Agreement.

      "Security Agreement" shall mean the Security Agreement dated as of June 22, 2006, between the Authority, the Collateral Agent and the Guarantors.

      "Senior Notes" shall have the meaning set forth in the recitals.

      "Tribe" shall have the meaning set forth in the recitals.

      "Trustee" shall have the meaning set forth in the recitals.

                                    ARTICLE 2

                                GENERAL COVENANTS

      Section 2.1 Creation of Dominion Account/Control. (a) There is hereby created with the Bank the Dominion Account in the name of the Authority, which account is subject to the terms and conditions of this Agreement. The Bank shall deposit into the Dominion Account, as received, each and every amount and item delivered to the Bank. Subject to the following sentence herein regarding a Collateral Agent Notice of Exclusive Control, only the Manager shall have the right and authority to make withdrawals from or exercise any other rights with respect to the Dominion Account, and the Bank shall comply with any instructions of the Manager with respect to the disposition of the funds in the Dominion Account, without further consent by the Authority, the Collateral Agent or any other person (subject to any such Collateral Agent Notice of Exclusive Control). Notwithstanding the foregoing, if at any time the Bank receives a notice originated by the Collateral Agent of a First Lien Secured Obligations Event of Default (a "Collateral Agent Notice of Exclusive Control"), which the Collateral Agent agrees it may only give following the occurrence and during the continuance of such a First Lien Secured Obligations Event of Default, then during any First Lien Secured Obligations Event of Default Period, (A) the Collateral Agent shall have the sole right and authority to make withdrawals from or exercise any other rights with respect to the Dominion Account and, (B) the Bank shall comply with any instructions of the Collateral Agent with respect to disposition of the funds in the Dominion Account without further consent by the Authority, the Manager or any other person. Prior to the delivery of a Collateral Agent Notice of Exclusive Control, the Collateral Agent may not issue instructions directing the disposition of funds in the Dominion Account. Following the delivery of a Collateral Agent Notice of Exclusive Control, the Manager may not issue instructions directing the disposition of funds in the Dominion Account. Notwithstanding the foregoing, (i) if the Collateral Agent issues instructions directing the disposition of funds in the Dominion Account prior to the delivery of a Collateral Agent Notice of Exclusive Control and such instructions conflict with any instructions issued by the Manager, if applicable, the Bank shall follow the instructions issued by the Manager, and
(ii) if the Manager issues instructions directing the disposition of funds in the Dominion Account following the delivery of a Collateral Agent Notice of Exclusive Control and such instructions conflict with any instructions issued by the Collateral Agent, if applicable, the Bank shall follow the instructions issued by the Collateral Agent.

      (b) Agency for Control and Perfection. The Manager and the Collateral Agent agree, pursuant to Section 5.5 of the Intercreditor and Subordination Agreement, that, solely for purposes of perfecting the security interests granted pursuant to this Agreement, each shall act as agent for both the other and itself.

      (c) Financing Statements/Legal Opinion. The Bank hereby acknowledges the security interests in the Collateral granted to the Collateral Agent by the Authority and the security interest in the Enterprise Collateral granted to the Manager by the Authority. The Authority authorizes, and in addition shall cause to be delivered to the Collateral Agent and the Manager on the date of execution of this Agreement or thereafter as the Collateral Agent or the Manager may request, (a) such financing statements and similar documents necessary to perfect the security interest granted to the Collateral Agent and the Manager pursuant to Sections 3.1 and 3.2 hereof (the "Financing Statements") and (b) a legal opinion in form and substance reasonably acceptable to Banc of America Securities LLC and the Manager, opining as to the due authorization, execution, and delivery of this Agreement and the Financing Statements by the Authority, together with opinions as to the Authority's sovereign immunity waiver and noncontravention with laws and agreements.

      Section 2.2 Deposit of Gross Revenues. The Authority agrees that it will direct the Manager and any other applicable parties to cause all Gross Revenues to be transferred to the Bank on each Business Day for deposit into the Dominion Account. If any Gross Revenues are inadvertently deposited in any other account, the Authority shall immediately transfer or cause to be transferred all such Gross Revenues or other Collateral, consisting of cash and other collected funds directly by wire transfer of immediately available funds to the Dominion Account, on each Business Day. In the event that the Authority receives any payment that should have been deposited into the Dominion Account as provided pursuant to this Agreement, the Authority agrees that it will hold such amounts in trust for the benefit of the Collateral Agent and the Manager as set forth herein, and shall not commingle any such funds with any of its funds or other property and shall immediately transfer such amounts to the Bank for deposit into the Dominion Account. The Authority agrees that the Bank's officers, agents and employees are irrevocably authorized by it to endorse for payment to the Bank any instruments received by the Bank for deposit into the Dominion Account. Notwithstanding the foregoing, if the security interest granted pursuant to
Section 3.1 to the Collateral Agent is released or terminated for any reason (including, without limitation, in connection with the payment in full of the First Lien Secured Obligations), only Enterprise Revenues shall be required thereafter to be deposited in the Dominion Account pursuant to this Section 2.2.

      Section 2.3 Withdrawals from Dominion Account. Subject at all times to a Collateral Agent Notice of Exclusive Control of the Collateral Agent, the Manager acknowledges and agrees with the Authority and the Collateral Agent that during each calendar month it may only make such transfers from the Dominion Account to and for the benefit of each of the Authority and the Manager in such amounts, for such purposes, and as and when both (i) required or permitted under the Management Agreement and (ii) permitted under the Indenture. Except during any First Lien Secured Obligations Event of Default Period, in connection with any such withdrawals and transfers and any other aspects of the Dominion Account, the Bank shall acknowledge and comply with only the withdrawal requests and other directions received from the Manager, except as provided in an arbitration award in an arbitration to which the Manager and the Authority are parties, and, for avoidance of doubt, the Bank shall so comply without further consent by the Authority or any other person. Notwithstanding anything contained in the foregoing, upon receipt by the Bank of a Collateral Agent Notice of Exclusive Control, then during any subsequent First Lien Secured Obligations Event of Default Period, the Bank shall acknowledge and comply with only the withdrawal requests and other directions received from the Collateral Agent; provided, however, that following the receipt by the Bank of a Collateral Agent Notice of Exclusive Control, the Collateral Agent, on behalf of the Authority and the Manager, shall make withdrawals from the Dominion Account for the payment of certain Operating Expenses permitted to be paid pursuant to and in accordance with the terms of the Indenture.

      Section 2.4 Interest. The Dominion Account shall bear interest, and subject to Section 3.3 of this Agreement, funds in that account shall be invested in Cash Equivalents that are reasonably acceptable to the Authority, the Manager and the Bank and otherwise in conformity with the terms of the Indenture. All interest accruing with respect to amounts now or hereafter on deposit with respect to the Dominion Account shall be deposited into the Dominion Account and become part of the proceeds of the Collateral and distributed as part of such proceeds. Notwithstanding anything to the contrary contained in this Section 2.4, Section 3.3 or otherwise, the Bank shall not be responsible for determining if any investment qualifies as Cash Equivalents.

      Section 2.5 Monthly Reporting. On or before the 5th Business Day of each calendar month, the Bank shall provide to the Authority, the Manager and the Collateral Agent an account statement with respect to the Dominion Account reflecting all deposits to, withdrawals from and charges credited against the Dominion Account, and specifying the financial assets held in such account.

                                    ARTICLE 3
                     PLEDGE AND GRANT OF SECURITY INTERESTS

      Section 3.1 Grant of the Security Interest to the Collateral Agent. Subject to the terms of the Intercreditor and Subordination Agreement, as security for the payment and performance of all of the First Lien Secured Obligations, the Authority hereby pledges to the Collateral Agent and grants a continuing first priority security interest to the Collateral Agent in all of the Authority's right, title and interest in and to the Collateral.

      Section 3.2 Grant of the Security Interest to the Manager. Subject to the terms of the Intercreditor and Subordination Agreement, as security for the payment and performance of all of the Manager Obligations, the Authority hereby pledges to the Manager and grants a continuing security interest to the Manager in all of the Authority's right, title and interest in and to the Enterprise Collateral. Such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the First Lien Secured Parties as set forth in the Intercreditor and Subordination Agreement. The grant of a security interest in the Enterprise Collateral as security for the Minimum Payments Note does not alter the limitations on the Manager's limited right to recoup Minimum Guaranteed Payment Advances as provided in such Note and in Section 5.6.2 of the Management Agreement, and the Manager shall only be entitled to payment on such Note from Enterprise Collateral to the extent that it is entitled to receive such recoupment under the Note and Section 5.6.2 but does not receive such recoupment.

      Section 3.3 Control.

      (a) Subject to a Collateral Agent Notice of Exclusive Control as set forth in Section 2.1 and Section 3.3(b), the Bank covenants and agrees that it will comply with all instructions, requests or other directions originated by the Manager concerning the Dominion Account at any time without further consent by the Authority, the Collateral Agent or any other party. Except as otherwise provided in this Agreement, the Bank shall accept investment instructions with respect to the Collateral held in the Dominion Account at the direction of the Authority or its authorized representatives and Manager until such time as Manager delivers a written notice to Agent and the Borrower in accordance with
Section 5.2(a) that Manager is thereby exercising exclusive control over the Account ("Manager Notice of Exclusive Control"); provided that amounts on deposit in the Dominion Account shall at all times be held as Cash Equivalents; provided, further, that the proceeds of any such investments are deposited in or credited to the Dominion Account contemporaneously with such transaction; and provided, further, such investment instructions shall not affect the type or nature of Collateral for attachment and perfection purposes under the Michigan Uniform Commercial Code (as may be amended from time to time). Without limiting the foregoing, all investments that are not in the form of cash credited to the Dominion Account shall be legally titled in the name of the Bank (and not in the record name of the Authority, the Manager or the Collateral Agent), as a securities intermediary and for the benefit each of the Authority, the Manager and the Collateral Agent in accordance with this Agreement prior to the occurrence of a First-Lien Secured Obligations Event of Default. In addition, no investments shall be subject to or held in a margin account. After the Bank receives a Manager Notice of Exclusive Control, it will immediately cease complying with any investment instructions concerning the Dominion Account originated by the Authority or its representatives and shall comply with only such investment instructions as are originated by the Manager.

      (b) Notwithstanding the foregoing Section 3.3(a), if the Bank receives a Collateral Agent Notice of Exclusive Control, then during the pendency of any subsequent First Lien Secured Obligations Event of Default Period, the Bank will immediately cease complying with any investment instructions concerning the Dominion Account originated by the Authority or the Manager or any of their representatives and shall comply with only such investment instructions as are originated by the Collateral Agent; provided, however, that all amounts on deposit in the Dominion Account shall at all times be held as Cash Equivalents in accordance with the terms of the Indenture; provided, further, that the proceeds of any such investments are deposited in or credited to the Dominion Account contemporaneously with such transaction; and provided, further, such investment instructions shall not affect the type or nature of Collateral for attachment and perfection purposes under the Michigan Uniform Commercial Code (as may be amended from time to time).

      Section 3.4 Duration and Transfer of Funds in Dominion Account.

      (a) Manager. Subject to the terms of the Intercreditor and Subordination Agreement, the pledge and security interests granted herein in the Enterprise Collateral will continue with respect to the Manager, until (i) indefeasible payment in cash in full of all of the Manager Obligations, (ii) other Discharge of the Manager Obligations, or (iii) the cancellation or termination by the Manager under a written cancellation instrument signed by the Manager or except as otherwise provided in an arbitration award in an arbitration to which the Manager and the Authority are parties. If the pledge and security interests granted to the Manager herein are terminated for any reason, including pursuant to this Section, the Manager shall have no further interest in the Dominion Account or the funds on deposit therein and the Manager or the Collateral Agent (as applicable) shall direct the Bank to follow the transfer instructions of the Authority and the Authority shall transfer all of the funds held in the Dominion Account to a separate securities or deposit account (the "Collateral Agent Deposit Account") that is (i) subject to an account control agreement in favor of the Collateral Agent for the benefit of the First Lien Secured Parties, and
(ii) in which the Collateral Agent holds a first priority security interest to all of the Authority's right, title and interest in such funds and such account for the benefit of the First Lien Secured Parties. Following such transfer, this Agreement shall terminate and all future Gross Revenues shall be deposited in the Collateral Agent Deposit Account and the terms of the account control agreement for such Collateral Agent Deposit Account shall govern the treatment of such Gross Revenues. In conjunction with such transfer and termination of this Agreement, the Authority shall deliver to the Collateral Agent a legal opinion in form and substance reasonably acceptable to the Collateral Agent opining as to the due authorization, execution, and delivery of the account control agreement for the Collateral Agent Deposit Account by the Authority, together with opinions as to the Authority's sovereign immunity waiver, noncontravention with laws and agreements, and validity of the security interest in favor of the Collateral Agent for the benefit of the First Lien Secured Parties. The Manager also acknowledges and agrees that it shall cause the termination of this Agreement as and when required pursuant to the applicable terms and provisions of the Development Agreement and Management Agreement.

      (b) Collateral Agent. Subject to the terms of the Intercreditor and Subordination Agreement, the pledge and security interests granted herein in the Collateral will continue with respect to the Collateral Agent, until (i) payment in cash in full of all of the First Lien Secured Obligations, (ii) other Discharge of all of the First Lien Secured Obligations or (iii) the cancellation or termination by the Collateral Agent under a written cancellation instrument signed by the Collateral Agent. Upon termination of the pledge and security interests of the Collateral Agent set forth herein, the Collateral Agent shall provide notice of same to the Bank, and upon receipt by the Bank of such notice, the Collateral Agent shall cease to be a party to this Agreement and shall have no further interest in the Dominion Account or the funds on deposit therein, whereupon the Manager may (but shall not be required to), by written notice to the Bank and the Authority, terminate this Agreement and direct that all of the funds and other property held in the Dominion Account be deposited in such other dominion account as the Manager shall specify in such notice.

      Section 3.5 Transfers Free of Security Interest. Without modifying the terms of Section 2.1 and 2.3 hereof, all funds transferred from the Dominion Account as provided herein, including without limitation any funds transferred by or at the direction of the Manager to

Disbursement Accounts pursuant to Sections 4.19.6, 5.3 and 5.5 of the Management Agreement, as well as all Minimum Guaranteed Monthly Payments (as such term is defined in the Management Agreement), Monthly Distribution Payments (as such term is defined in the Management Agreement), and other funds distributed to the Authority, shall be free of the security interest of the Manager immediately upon their transfer from the Dominion Account.

                                    ARTICLE 4
                               AUTHORITY COVENANTS

      Section 4.1 Covenants of the Authority. During the term of this Agreement, the Authority will observe and comply with the following requirements, unless the Manager and the Collateral Agent shall otherwise consent in writing; provided, however, that the consent of the Manager shall not be required during any First Lien Secured Obligations Event of Default Period:

      (a) Further Assurance. The Authority will promptly execute and deliver all instruments and documents, and take such actions that may be necessary or that the Bank, the Manager or the Authority may reasonably request, in order to perfect and protect the security interests granted hereby or, after a Manager Event of Default or First Lien Secured Obligations Event of Default and in accordance with the Intercreditor and Subordination Agreement, to enable each of the Bank, the Manager or the Collateral Agent, as applicable, to exercise and enforce its rights and remedies hereunder with respect to any Collateral in which it holds a security interest in accordance with this Agreement. Without limiting the generality of the foregoing, the Authority hereby authorizes, and will execute and file, such financing statements or continuation statements in respect thereof, or amendments thereto, and such other instruments of notices, as may be necessary or desirable, or as the Bank, the Manager or the Collateral Agent may reasonably request, in order to perfect, preserve, and enhance the security interests granted hereby. The Authority hereby authorizes the Bank, with the prior written consent of the Manager and the Collateral Agent, or the Manager or the Collateral Agent to file this Agreement (if the Authority shall fail to provide an appropriate financing statement within ten (10) business days after request) or one or more continuation statements in respect thereof, relating to all or any part of the Collateral without the additional signature or consent of the Authority where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      (b) No Revocation. The Authority shall not revoke any direction or authorization required or authorized to be given to the Bank pursuant to Article 2 or elsewhere herein; provided, however, that the Authority may revoke any direction or authorization required or authorized to be given to the Bank pursuant to Article 2 or elsewhere herein if authorized pursuant to an arbitration award to which the Manager and the Authority are parties; provided, further that any such revocation pursuant to an arbitration award to which the Manager and the Authority are parties shall only be with respect to any rights of the Manager or the Authority and may not affect the rights of the Collateral Agent.

      (c) Financial Statements. After the occurrence of a Band Event of Default and termination of the Management Agreement, the Authority will furnish the following to the Manager upon request:

          (i) Within thirty (30) days after the end of each month and one hundred twenty (120) days after the end of each fiscal year, financial and operating statements of the Enterprise for such month (and year-to-date) or fiscal year, as applicable, including a balance sheet and a profit and loss statement, all in reasonable detail and conforming to generally accepted accounting principles for casinos. The monthly statements shall be prepared and certified by the Authority as being true and correct representations of the information set forth therein and the annual financial statements shall be prepared, audited and certified by independent certified public accountants with casino auditing experience employed or retained by the Authority. The Manager agrees that any such information, as well as any other information it may receive from the Authority relating to the Enterprise, shall be and remain subject to the provisions of Section 15.13 of the Development Agreement.

          (ii) Within fifteen (15) days after the filing thereof, a copy of the Authority's regulatory filings under IGRA and its Compact for each calendar year during the term hereof, with all schedules attached.

          (iii) With each of the annual audited and monthly unaudited financial statements delivered pursuant to this subsection a certificate of the chief financial officer of the Authority or an appropriate officer of the manager of the Enterprise substantially in the form set forth in Exhibit A stating that, except as explained in reasonable --------- detail in such certificate, all Enterprise Revenues have been deposited into the Dominion Account for the period covered by such financial statement. If such certificate discloses an exception to such certification, such certificate shall set forth what action the Authority has taken or proposes to take with respect thereto.

      (d) Insurance. At such time as the Manager shall no longer be the Manager of the Enterprise, the Authority shall cause to be maintained, insurance as required by the Management Agreement (except that the Manager shall not be a named insured or additional insured but will be named as a certificate holder if permitted by the insurer without granting an insurable interest). Upon request, the Authority shall provide to the Bank and the Manager certificates of insurance or copies of insurance policies evidencing that such insurance is in effect at all times.

      (e) Other Accounts. So long as the Collateral Agent continues to hold a security interest in the Collateral, the Authority shall not establish any demand, time, savings, passbook or other deposit account other than the

                Permitted Accounts, unless otherwise consented to in writing by the Collateral Agent.

                                    ARTICLE 5
                           EVENTS OF DEFAULT/REMEDIES

      Section 5.1 Events of Default.

      (a) Manager Events of Default. Each of the following occurrences shall constitute a "Manager Event of Default":

          (i) Any material representation or warranty made by or on behalf of the Authority herein or in any report, certificate or other document furnished by or on behalf of the Authority pursuant to this Agreement shall prove to be false or misleading in any material respect when made.

          (ii) The Authority shall default in the due observance or performance of any of its material obligations hereunder and such default shall continue for thirty (30) days after written notice thereof has been sent to the Authority by the Manager or the Bank.

          (iii) A Band Event of Default shall occur.

      (b) First Lien Secured Obligations Event of Default. A "First Lien Secured Obligations Event of Default" shall mean any event of default under the Indenture.

      Section 5.2 Remedies on Default.

      (a) Remedies of the Manager. Subject at all times to the Intercreditor and Subordination Agreement, and provided that there has not been a Collateral Agent Notice of Exclusive Control, whenever a Manager Event of Default shall have occurred and be continuing (if such default is not cured within any applicable cure period) and, if arbitration is timely demanded, after entry of an arbitrator's award finding that a Manager Event of Default has occurred (if such default is not cured within any applicable cure period), the Manager may thereafter give the Bank and the Authority a Manager Notice of Exclusive Control, and the Bank (for and on behalf and at the direction of the Manager) or the Manager, as applicable, shall be entitled to pay to the Manager from Enterprise Collateral all amounts otherwise payable to the Authority with respect to the Monthly Distribution Payment (as such term is defined in the Management Agreement), and to apply the same towards the repayment of the Manager Obligations (subject, as to the Minimum Payments Note (as such term is defined in the Development Agreement), to the provisions of Section 3.2), and to endorse in the name of the Authority any checks, drafts, notes or other instruments or documents received in payment of or on account of the Enterprise Collateral; and any such proceeds so received and prepaid shall be applied to installments of principal on the Manager Obligations in the inverse order of their maturity; and provided further that the Manager may obtain any injunctive or other relief as is necessary for the enforcement of this Agreement and the terms and provisions set forth herein;

provided, however, that any and all remedies of the Manager shall be Limited Recourse (as defined in the Development Agreement); and provided further that, notwithstanding any term or provision contained herein, the Manager shall take all steps necessary to continue to permit and cause the necessary withdrawals and transfers to be made from the Dominion Account in accordance with Section
2.3 hereof, with the exception that the Manager shall be entitled to retain all amounts otherwise payable to the Authority with respect to the Monthly Distribution Payment and apply the same towards the repayment of the Manager Obligations; and in no event shall the Manager exercise any remedy against the Authority (excluding third parties) with respect to the Enterprise Revenues other than such remedies as are necessary to require their deposit into the Dominion Account or seeking an accounting and turnover of any Enterprise Revenues held in trust by the Authority as required under Section 2.2 hereof; and, as to third parties, in no event shall the Manager seek to recover funds paid to third parties through transfers from the Dominion Account in accordance with Section 2.3. The Authority agrees that, to the extent notice of sale shall be required by law with respect to the disposition of any Collateral, at least ten (10) calendar days notice to the Authority of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Notwithstanding the foregoing, in the event that the Collateral Agent provides a Collateral Agent Notice of Exclusive Control, the provisions of Section 5.02(b) shall control and this Section 5.2(a) shall not apply and any the Manager Notice of Exclusive Control shall cease to be of effect.

      (b) Remedies of the Collateral Agent. Notwithstanding Section 5.2(a), whenever a First Lien Secured Obligations Event of Default shall have occurred and be continuing and, if such default is not cured within any applicable cure period, the Collateral Agent may thereafter give the Bank and the Authority a Collateral Agent Notice of Exclusive Control, and the Bank (for and on behalf and at the direction of the Collateral Agent) or the Collateral Agent, as applicable, shall be entitled to pay to the Collateral Agent from the Dominion Account all amounts otherwise payable to the Authority, and to endorse in the name of the Authority any checks, drafts, notes or other instruments or documents received in payment of or on account of the Enterprise Revenues or other Collateral; and provided further that the Collateral Agent may obtain any injunctive or other relief as is necessary for the enforcement of this Agreement and the terms and provisions set forth herein; and in no event shall the Collateral Agent exercise any remedy against the Authority (excluding third parties) with respect to the Gross Revenues other than such remedies as are necessary to require their deposit into the Dominion Account or seeking an accounting and turnover of any Gross Revenues held in trust by the Authority as required under Section 2.2 hereof; and, as to third parties, in no event shall the Collateral Agent seek to recover funds paid to third parties through transfers from the Dominion Account in accordance with Section 2.3. The Authority agrees that, to the extent notice of sale shall be required by law with respect to the disposition of any Collateral, at least ten (10) calendar days notice to the Authority of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification.

      (c) Each of the parties hereto acknowledge and agree that all reasonable costs and expenses incurred by the Bank, the Manager or the Collateral Agent after a Manager Event of Default or a First Lien Secured Obligations Event of Default, as the case may be, in connection with the exercise of any remedy hereunder, including reasonable attorneys' fees, are the costs, expense and responsibility of the Authority and shall be paid from the Dominion Account notwithstanding any other terms, provisions or priorities set forth in this Agreement.

      Section 5.3 Waivers; Remedies. Any waiver given by the Manager or the Collateral Agent hereunder shall be effective if it is in writing and only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Manager or the Collateral Agent. All rights and remedies of the Bank, the Manager or the Collateral Agent shall be cumulative and may be exercised singularly in any order or concurrently, at the option of the Manager or the Collateral Agent, as applicable, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor a bar to the exercise or enforcement of any other.

                                    ARTICLE 6
                                    THE BANK

      Section 6.1 Bank's Rights and Duties.

      (a) The Bank's sole agency and duty with respect to the Manager and the Collateral Agent under this Agreement is for the purposes of perfecting the Manager's and the Collateral Agent's pledge and security interest in the Collateral and the Bank shall have no other duty or obligation, fiduciary or otherwise to the Manager or the Collateral Agent except to the extent expressly set forth herein. Notwithstanding anything to the contrary contained herein, the Bank shall not be liable to any party hereto for any transfer from the Dominion Account which the Bank, in its commercially reasonable judgement, believes was authorized by the appropriate person under this Agreement, whether or not such transfer violates any contractual or fiduciary obligations of such person.

      (b) The Bank undertakes to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Bank.

      (c) In the absence of bad faith on its part, the Bank may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Bank and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Bank, the Bank shall be under a duty to examine the same to determine whether or not they conform to the requirements hereof.

      (d) In case that a Manager Event of Default or a First Lien Secured Obligations Event of Default has occurred and is continuing and the Bank has been so notified in writing, the Bank shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (e) No provision of this Agreement shall be construed to relieve the Bank from liability for its own willful misconduct, gross negligence or breach of duty hereunder, except that:

          (i) this subsection shall not be construed to limit the effect of subsections (a) or (b) of this Section;

          (ii) the Bank shall not be liable for any error of judgment made in good faith by an officer, employee or agent of the Bank, unless it shall be proved that the Bank was grossly negligent in ascertaining the pertinent facts; and

          (iii) no provision of this Agreement shall require the Bank to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (f) Except for the requirements under Section 3.3 hereof, the safekeeping of any funds in its possession, the accounting for funds actually received by it hereunder and the investment of the funds in accordance with the instructions of the Authority (provided the Manager has not issued a Manager Notice of Exclusive Control or the Collateral Agent has not issued a Collateral Agent Notice of Exclusive Control), the Manager or the Collateral Agent, the Bank shall have no duty to the Authority as to any Gross Revenues or other Collateral or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Gross Revenues or other Collateral.

      Section 6.2 Indemnification. The Authority agrees to hold the Bank harmless and to defend the Bank against any claims, causes of actions, damages or expenses (including all reasonable fees and expenses of counsel) arising out of any claim against the Bank by any Person with respect to amounts due to such Person from sums paid to the Bank hereunder, other than with respect to claims arising out of the willful misconduct, gross negligence, by the Bank, its officers, agents or employees, in the performance of its duties under this Agreement.

      Section 6.3 Fees and Expenses. The Authority agrees to pay the Bank its reasonable fees and charges for serving as the Bank hereunder and after a Manager Event of Default or First Lien Secured Obligations Event of Default to pay and reimburse the Bank on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel) incurred or expended by the Bank in connection with the creation, perfection, satisfaction, foreclosure or enforcement of the security interests granted hereby and the preparation, administration and enforcement of this Agreement.

      Section 6.4 Certain Rights of Bank. Except as otherwise provided in
Section 6.1:

      (a) The Bank may rely and shall be protected in acting or remaining from acting upon any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or documents believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (b) Whenever in the administration of this Agreement the Bank shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Bank (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an officer of the Manager and a certificate of an authorized employee the Collateral Agent; provided, however, during the First Lien Secured Obligations Event of Default Period, the Bank may only rely on a certificate of the Collateral Agent.

      (c) The Bank shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document, but the Bank, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

      Section 6.5 Bank Required, Eligibility. There shall at all times be a Bank hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, having a combined capital, undivided profits and surplus of at least $500,000,000.00. If at any time the Bank shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      Section 6.6 Resignation and Removal, Appointment of Successor.

      (a) No resignation or removal of the Bank and no appointment of a successor Bank pursuant to this Article shall become effective until the acceptance of appointment by the successor Bank under Section 6.7 and execution by such successor Bank of a joinder agreement assuming the obligations of such resigning Bank hereunder or of a Dominion Account Agreement substantially in the form of this Agreement.

      (b) The Bank may resign at any time by giving thirty (30) days prior written notice thereof to the Authority, the Manager and the Collateral Agent. If an instrument of acceptance by a successor Bank shall not have been delivered to the Bank within thirty (30) days after the giving of such notice of resignation, the resigning Bank may close the Dominion Account and commence an interpleader or other appropriate action seeking a court order for disposition of the proceeds of the Dominion Account or petition any court of competent jurisdiction for the appointment of a successor Bank.

      (c) Subject to subsection (a) above, the Bank may be removed at any time by an instrument in writing executed by the Authority delivered to the Bank (with a copy to the Manager and the Collateral Agent); provided, however, during the First Lien Secured Obligations Event of Default Period, the Bank may only be removed by an instrument in writing executed solely by the Collateral Agent.

      (d) If the Bank shall resign or be removed for any cause, the Authority (provided a Manager Notice of Exclusive Control has not been issued by the Manager to the Bank and a Collateral Agent Notice of Exclusive Control has not been issued by the Collateral Agent to the Bank) or the Manager (if a Manager Notice of Exclusive Control has been issued by the Manager to the Bank and no the Collateral Agent Notice of Exclusive Control has been issued by the Collateral Agent to the Bank) or the Collateral Agent (if a Collateral Agent Notice of Exclusive Control has been issued by the Collateral Agent to the Bank) shall promptly appoint a successor Bank; provided, however, that any successor Bank must satisfy the eligibility requirements set forth in Section 6.5; provided, further, that the Collateral Agent shall have the right to reject the choice of the successor Bank by providing notice to the Authority and the Manager within ten (10) days of receipt by the Collateral Agent of the notice described in this Section 6.6(d) if (i) the successor Bank fails to comply with
Section 6.5 hereof; (ii) the successor Bank is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the successor Bank under any bankruptcy law; (iii) a custodian or public officer takes charge of the successor Bank or its property; or (iv) the successor Bank becomes incapable of acting.

      (e) The Authority shall give notice of each removal of the Bank and each appointment of a successor Bank by mailing written notice of such event within fifteen (15) days thereof by certified mail, return receipt requested, postage prepaid, to the Manager and the Collateral Agent. Each notice shall include the name of the successor Bank and the address of its principal corporate trust office.

      Section 6.7 Acceptance of Appointment by Successor. Every successor Bank appointed hereunder shall execute, acknowledge, and deliver to the Authority, the Manager and the Collateral Agent, and to the retiring Bank an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Bank shall become effective and such Bank, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Bank, but, on request of the Authority, the Manager, the Collateral Agent or the successor Bank, such retiring Bank shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Bank all the rights, powers and trusts of the retiring Bank, and shall duly assign, transfer and deliver to such successor Bank all property and money held by such retiring Bank hereunder. Upon request of any such successor Bank, the Authority shall execute any and all instruments for more fully and certain vesting in and confirming to such successor Bank for all such rights, powers and trusts.

      Section 6.8 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Bank may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Bank shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Bank, shall be the successor of the Bank hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      Section 6.9 No Set-Off. The Bank shall not set off from the Collateral any obligations or other amounts which may be payable to the Bank by the Authority, the Manager, the Collateral Agent or by any other Person, other than amounts due pursuant to Section 6.3.

      Section 6.10 Conflicts. In the event of any inconsistency between this Agreement and any depository agreement of the Bank now or hereafter existing with respect to the Dominion Account, the terms of this Agreement shall control.

                                    ARTICLE 7
                                  MISCELLANEOUS

      Section 7.1. Notices. Except as otherwise provided herein, any notice or demand which, by provision of this Agreement, is required or permitted to be given or served any party to the others shall be deemed to have been sufficiently given and served for all purposes: (a) (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail; or (b) (if delivered by express courier) one Business Day after being delivered to such courier; or (c) (if delivered in person) the same day as delivery, or until another address or addresses are given in writing by a party as follows:

To Authority:                 Pokagon Gaming Authority
                              58620 Sink Road
                              Dowagiac, Michigan  49047
                              Attention: President

                              With a Copy To:

                              Pokagon Band of Potawatomi Indians
                              P.O. Box 180
                              Dowagiac, Michigan  49047
                              Attention: Michael Phelan, General Counsel

                              and

                              Drummond Woodsum & MacMahon
                              P.O. Box 9781
                              245 Commercial Street
                              Portland, Maine 04104-5081
                              Attention: Rob Gips

To Bank:                      Fifth Third Bank
                              830 Pleasant Street
                              St. Joseph, Michigan 49085
                              Attention: David C. Eifler
                              Phone: (262) 982-7562

To Manager:                   Great Lakes Gaming of Michigan, LLC
                              130 Cheshire Lane

                              Minnetonka, Minnesota 55305
                              Attention: Timothy J. Cope, President

                              With a Copy To:

                              Gray, Plant, Mooty, Mooty & Bennett, P.A.
                              500 IDS Center
                              80 South Eighth Street
                              Minneapolis, Minnesota 55402-3796
                              Attn:  Daniel R. Tenenbaum

To Collateral Agent:          U.S. Bank National Association
                              Corporate Trust Services
                              EP-MN-WS3C
                              60 Livingston Avenue
                              St. Paul, Minnesota 55107-1419
                              Attention: Raymond S. Haverstock

      Any notice given under this Agreement by any party shall be given to all parties.

      Section 7.2 Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof, provided, however that where the provisions of any such applicable law may be waived, they hereby are waived by the parties hereto to the fullest extent permitted by law to the end that this Agreement shall be deemed to be a valid and binding agreement in accordance with its terms.

      Section 7.3 Survival. The warranties, representations, covenants and agreements set forth herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all the Manager Obligations and First Lien Secured Obligations shall have been paid and performed in full.

      Section 7.4 Captions. Captions herein are for convenience only and shall not be deemed part of this Agreement.

      Section 7.5 Binding Effect. Subject to any limitations on assignment set forth in the Development Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

      Section 7.6 Amendments. This Agreement may not be amended, modified, waived, canceled or terminated, except in writing executed by all of the parties hereto.

      Section 7.7 Rights, Powers, Waivers, etc. Each and every right, remedy and power granted to the Bank, the Manager or the Collateral Agent hereunder or to the Manager under the Manager Obligations or the Collateral Agent under the Intercreditor and Subordination

Agreement shall be cumulative and may be exercised by the Bank, the Manager or the Collateral Agent, as applicable, from time to time concurrently or independently as often and in such order as the Bank, the Manager or the Collateral Agent may deem expedient; provided, however, that any and all remedies of the Bank and the Manager shall be Limited Recourse (as defined in the Development Agreement). No failure on the part of the Bank, the Manager or the Collateral Agent to exercise and no delay in exercising, any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof of any other power or right.

      Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original but together shall constitute one and the same instrument.

      Section 7.9 Sovereign Immunity Waiver; Arbitration; Submission to Jurisdiction; Limitation on Damages.

      (a) Manager. The provisions of Article 14 of the Development Agreement and
Article 13 of the Management Agreement apply to this Agreement and are hereby incorporated by reference, including, without limitation, the limited sovereign immunity waiver, limitations on recourse and arbitration provisions contained therein. Such provisions are for the benefit of the Manager and not for the benefit of the Trustee, the holders of the Senior Notes or the Collateral Agent.

      (b) Indenture. This Agreement constitutes the Notes Dominion Account Agreement as defined and referred to in the Indenture, and the provisions of such Indenture are hereby incorporated by reference, including, without limitation, the limited sovereign immunity waiver, limitations on recourse and arbitration provisions contained therein; provided, however, the duties and obligations of the Bank shall be governed solely by the terms of this Agreement. Such provisions are for the benefit of the Trustee and the holders of the Senior Notes and not for the benefit of the Manager. In addition, the Authority expressly agrees that all limited sovereign immunity waivers, limitations on recourse and arbitration provisions set forth in the Indenture for the benefit of the Trustee or any of the First Lien Secured Parties are hereby incorporated by reference and shall be deemed to apply equally to the Collateral Agent and the Bank to the full extent set forth in the Indenture.

      Section 7.10 Agreements Control. In the event of inconsistency (x) between the Development Agreement or the Management Agreement and this Agreement, the Development Agreement or the Management Agreement shall control or (y) between the Intercreditor and Subordination Agreement and this Agreement, the Intercreditor and Subordination Agreement shall control; provided, however, the duties and obligations of the Bank shall be governed solely by this Agreement.

      Section 7.11 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law of the State of Michigan (including the Michigan Uniform Commercial Code as in effect from time to time, which Code shall apply without regard to any provision therein that would otherwise provide that such Code is inapplicable to the Tribe, whether based upon the fact that the Tribe is deemed to be a governmental body or otherwise); except that, to the extent that Michigan law shall not recognize or provide for the creation, perfection or first priority of any security interest of the Secured Party on any Collateral that is recognized under the Tribal UCC Code, then the Tribal UCC Code shall apply thereto.

      Section 7.12 Compliance with Intercreditor Agreement. The Collateral Agent and the Manager hereby acknowledge and agree as between themselves that, notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Manager hereunder (including, without limitation, its right to give any instructions to the Bank and to withdraw funds from the Dominion Account) is subject to the provisions of the Intercreditor and Subordination Agreement.

         [The remainder of this page has been intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in counterparts, as of the Effective Date.

                                "AUTHORITY"

                                POKAGON GAMING AUTHORITY

                                By:   /s/ John A. Miller
                                      ---------------------------------------
                                Name: John A. Miller
                                Its:  President and Chief Executive Officer

                                "BANK"

                                FIFTH THIRD BANK

                                By: /s/ David C. Eifler
                                    ---------------------------
                                Name: David C. Eifler
                                Its:  Vice President

                                "GREAT LAKES"

                                GREAT LAKES GAMING OF MICHIGAN, LLC

                                By:   /s/ Timothy J. Cope
                                      ---------------------------------------
                                Name: Timothy J. Cope
                                Its:  President and Chief Financial Officer

                                   EXHIBIT "A"

                             COMPLIANCE CERTIFICATE

Dated ____________, 200_

      I, the Chief Financial Officer of the Pokagon Gaming Authority (the "Authority"), do hereby provide this Compliance Certificate in connection with that certain Notes Dominion Account Agreement dated June 22, 2006 (the "Dominion Agreement"), by and between the Authority, the Manager, the Collateral Agent and the Bank (the "Bank"); capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dominion Agreement.

      I certify that as of the date hereof:

      1) All Enterprise Revenues arising from the operations of the Enterprise from ________________, 200__ to ______________, 200__
            have been deposited into the Dominion Account with the Bank.

                                      POKAGON GAMING AUTHORITY

                                      By:   _________________________________
                                      Name: _________________________________
                                      Its   Chief Financial Officer

                                        i